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[CANADA FLAG] Industry Canada    Industrie Canada



RESTATED CERTIFICATE                                    CERTIFICAT
OF INCORPORATION                                        DE CONSTITUTION A JOUR

CANADA BUSINESS                                         LOI CANADIENNE SUR
CORPORATIONS ACT                                        LES SOCIETES PAR ACTIONS




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CAMPBELL RESOURCES INC.-                                                                    135848-1

LES RESSOURCES CAMPBELL INC.


------------------------------------------------------------          ------------------------------------------------------------
     Name of corporation-Denomination de la societe                              Corporation number-Numero de la societe


I hereby certify that the articles of incorporation of the            Je certifie que les statuts constitutifs de la societe
above-named corporation were restated under section 180 of            susmentionnee ont ete mis a jour en vertu de l'article 180 de
the Canada Business Corporations Act as set out in the                la Loi canadienne sur les societes par actions. tel qu'il est
attached restated articles of incorporation.                          indique dans les statuts mis a jour ci-joints.



                        [SIG]                                                       August 9, 1999 / le 9 aout 1999

Director - Directeur                                                  Effective Date of Restatement -
                                                                      Date d'entree en vigueur de la mise a jour
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
[CANADA FLAG]  Industry Canada       Industrie Canada                   FORM 7                   FORMULE 7
                                                                 RESTATED ARTICLES OF      STATUTS CONSTITUTIFS
               Canada Business       Loi canadienne sur les         INCORPORATION               MIS A JOUR
               Incorporations Act    societes par actions           (SECTION 180)              (ARTICLE 180)
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
1-- Name of corporation -- Denomination de la societe                           Corporation No. -- No de la societe

    CAMPBELL RESOURCES INC. - Les Resources Campbell Inc.                       135848-1

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2-- The place in Canada where the registered office is situated                 Lieu au Canada ou est situe le siege social

    MUNICIPALITY OF METROPOLITAN TORONTO, PROVINCE OF ONTARIO

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3-- The classes and any maximum number of shares that the corporation is        Categories et tout nombre maximal d'actions que la
    authorized to issue                                                         societe est autorisee a emenre

    See Attached Schedule "A"


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4-- Restrictions, if any, on share transfers                                    Restrictions sur le transfert des actions, s'il y a
                                                                                lieu


    Not Applicable



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5-- Number for minimum and maximum number) of directors                         Nombre (ou nombre minimal et maximal)
                                                                                d'administrateurs
    Not fewer than 5 directors and not more than 15 directors
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6-- Restrictions, if any, on business the corporation may carry on              Limites imposees a l'activite commerciale de la
                                                                                societe, s'il y a lieu

    Not Applicable


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7-- Other provisions, if any                                                    Autres dispositions, s'il y a lieu

    Not Applicable


















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The foregoing restated articles of incorporation correctly set out,           Cette mise a jour des statuts constitutifs demontre
without substantive change, the corresponding provisions of the               exaclement, sans changement substantiel, les
articles of incorporation as amended and supersede the original               dispositions correspondantes des statuts constitutifs
articles of incorporation.                                                    modifies qui remplacent los status consititutifs
                                                                              originaux.

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Signature                                              Date                     FOR DEPARTMENTAL USE ONLY --
           [SIG]                                       05  08  99               A L'USAGE DU MINISTERE SEULEMENT
--------------------------------------------------------------------------------
TITLE - TITRE                                                                   Filed - Deposee
  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL                                                AUG - 9 1999
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
             CANADA BUSINESS CORPORATIONS ACT                                    LOI CANADIENNE SURE LES SOCIETES PAR ACTIONS

            RESTATED ARTICLES OF INCORPORATION                                          STATUTS CONSTITUTIFS MIS A JOUR
                         FORM 7                                                                     FORMULE 7
                     INSTRUCTIONS                                                                  INSTRUCTIONS


FORMAT                                                                      PRESENTATION
Documents required to be sent to the Director pursuant to the Canada        Tous les documents dont l'envoi au directeur est exige
Business Corporations Act must conform to sections 5 to 10 of the           para la Loi canadienne sur les societes par actions
Canada Business Corporations Regulations.                                   doivent etre conformes aux articles 5 a 10 du Roglement
                                                                            sur les societes par actions de regime federal.

GENERAL                                                                     GENERALITES
Restated articles of incorporation shall set out without substantive        Les statuts mis a jour doivent indiquer san modification
change the Articles of Incorporation as previously amended.                 substantielle les statuts constitutifs modifies au
                                                                            prealable.

ITEM 1                                                                      RUBRIQUE 1
Set out the full legal name of the corporation and the corporation number.  Indiquer la denomination officielle complete de la societe et son numero.

ITEM 2                                                                      RUBRIQUE 2
Set out the name of the place and province within Canada where the          Indiquer le nom de l'endroit et de la province au Canada
registered office is to be situated. A specific street address is not       ou le siege social doit etre situe. Une adresse precise
required.                                                                   niest pas requise.

ITEM 3                                                                      RUBRIQUE 3
Set out the details required by paragraph 6(1)(c) of the Act, including     Indiquer les details requis par l'alinea 6(1)c) de la
details of the rights, privileges, restrictions and conditions attached     Loi, y compris les details des droits, privileges,
to each class of shares. All shares must be without nominal or par value    restrictions et conditions assortis a chaque categorie
and must comply with the provisions of Part V of the Act.                   d'actions. Toutes les actions doivent etre sans valeur
                                                                            nominale ou sans valeur au par et doivent etre
                                                                            conformes aux dispoitions de la partie V de la Loi.

ITEM 4                                                                      RUBRIQUE 4
If restrictions are to be placed on the right to transfer shares of the     Sile droit de transfert des actions de la societe doit
corporation, set out a statement to this effect and the nature of such      etre restreint, inclure une delcaration a et effet et
restrictions.                                                               indiquer la nature de ces restrictions.

ITEM 5                                                                      RUBRIQUE 5
State the number of directors. If cumulative voting is permitted, the       Idiquer le nombre d'administrateurs. Si un vote
number of directors must be invariable; otherwise it is permissible to      cumulatif est prevu, ce nombre doit etre fixe;
specify a minimum and maximum number of directors.                          autrement, il est permis de specifier un nombre minimal
                                                                            et maximal d'administrateurs.

ITEM 6                                                                      RUBRIQUE 6
If restrictions are to be placed on the business the corporation may        Si des limites doivent etre imposees a l'activite
carry on, set out the restrictions.                                         commerciale de la socite les indiquer.

ITEM 7                                                                      RUBRIQUE 7
Set out any provisions permitted by the Act or Regulations to be set        Indiquer les dipositions que la Loi ou le reglement
out in the by-laws of the corporation that are to form part of the          permet d'enoncer dans los reglements administratifs de
article, including any pre-emptive rights or cumulative voting              la societe et qui doivent faire partie des statuts, y
provisions.                                                                 compris les dispositions relatives au vote cumulatif
                                                                            ou aux droits de preemption.

SIGNATURE                                                                   SIGNATURE
A director or authorized officer of the corporation shall sign the          Un administrateur ou un dirigeant autorise de societe
restated articles.                                                          doit signer les status mis a jour.

COMPLETED DOCUMENTS AND FEES PAYABLE TO THE RECEIVER GENERAL ARE            LES DOCUMENTS REMPLIS ET LES DROITS PAYABLES AU RECEVEUR
TO BE SENT TO:                                                              GENERAL DOIVENT ETRE ENVOYES AU:

The Director, Canada Business Corporations Act                              Directeur, Loi canadienne sur les societes par actions
Journal Tower South,                                                        Edifice Journal tour sud,
9th floor                                                                   9ieme stage
365 Laurier Ave. West,                                                      365 ave Laurier ouest,
Ottawa, Ontario                                                             Ottawa (Ontario)
K1A 0C8                                                                     K1A 0C8
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                                  SCHEDULE "A"

A.     The authorized share capital of the Corporation shall consist of:

       (i)    an unlimited number of common shares (the "Common Shares"); and

       (ii)   an unlimited number of preference shares (the "Preference
              Shares").

B.     The Common Shares shall have attached the following rights:

       (i) the holders of the Common Shares shall be entitled to one (1) vote per share at any meeting of the shareholders of the Corporation;

       (ii) the holders of the Common Shares shall be entitled equally share for share to receive any share dividend which the directors of the Corporation may determine to declare and pay; and

       (iii) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution for the purpose of winding-up its affairs, the remaining property and assets of the Corporation available for distribution shall be distributed equally share for share to the holders of the Common Shares.

C. The Preference Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

       (i) the directors of the Corporation may at any time and from time to time issue the Preference Shares in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors;

       (ii) the directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preference Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or noncumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preference Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preference Shares of such series, the whole subject to the issue pursuant to the Canada Business Corporations Act (the "Act") of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares;

       (iii) when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preference Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full;

       (iv) the Preference Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and may also be given such other preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preference Shares as may be fixed by the directors of the Corporation as to the respective series authorized to be issued;

       (v) the Preference Shares of each series shall rank on a parity with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary;

       (vi) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preference Shares, be entitled to receive (a) an amount equal to the amount paid up on such shares, together with, in the case of cumulative Preference Shares, all unpaid cumulative dividends (which for such purposes shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative Preference Shares, all declared and unpaid non-cumulative dividends, and (b) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preference Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preference Shares respectively;

       (vii) no dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the dare of such declaration or payment or setting apart for payment of such shares of the Corporation ranking junior to the Preference Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preference Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

       (viii) The Preference Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preference Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series; and

       (ix) the provisions of this section C may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Preference Shares given as hereinafter specified in addition to any other approval required by the Act (or any other statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preference Shares with respect to any and all matters hereinbefore referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preference Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preference Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preference Shares shall be entitled to one (1) vote in respect of each Preference Share held.

D. Of the Preference Shares issuable in series of the Corporation, an unlimited number are hereby designated as Redeemable Retractable Preference Shares with the following rights, privileges, restrictions and conditions (in addition to the rights, privileges, restrictions and conditions attaching to the Preference Shares as a class):

(a)    Definitions

(i) "Meston Amalgamation" means the amalgamation contemplated in the agreement made as of the 1st day of September, 1987 between the Corporation and Meston Lake Resources Inc. whereby Meston Lake Resources Inc. is amalgamated with a wholly-owned subsidiary or the Corporation pursuant to and in accordance with the provisions of Part IA of the Companies Act (Quebec).

(ii) "Meston Amalgamation Date" means the date the certificate of amalgamation, pursuant to the Meston Amalgamation, is issued under the Companies Act (Quebec).

(b)    Dividends

       The holders of the Redeemable Retractable Preference Shares shall not be entitled to receive dividends.

(c)    Redemption by the Corporation

(i) Subject to the provisions of the Act, cash Redeemable Retractable Preference Share issued by the Corporation will be redeemable by the Corporation on the earlier of the 30th day following the Meston Amalgamation Date and December 31, 1987 (the "Redemption Date"), without the requirement for giving notice to the holders of Redeemable Retractable Preference Shares so to be redeemed, by payment for each share to be so redeemed of the amount of Cdn. $6.75 in cash (the "Redemption Amount"). Any Redeemable Retractable Preference Share outstanding as a consequence of the Meston Amalgamation shall be deemed to have been issued at the date the certificate of amalgamation, pursuant to such amalgamation, is issued under the Companies Act (Quebec).

(ii) Upon the redemption of Redeemable Retractable Preference Shares, provided that a holder of any such redeemed Redeemable Retractable Preference Shares shall have, on or before the Redemption Date, presented and surrendered to Montreal Trust Company ("Montreal Trust") at its principal offices in Toronto, Calgary, Montreal and Vancouver the certificates representing all of the Subordinate Voting Shares of Meston Lake Resources Inc. held by such holder as were exchanged upon the Meston Amalgamation into Redeemable Retractable Preference Shares, the Corporation shall pay or cause to be paid to such holder the Redemption Amount. A registered holder of Redeemable Retractable Preference Shares who has not so presented and surrendered, on or before the Redemption Date, the certificates representing all such Subordinate Voting Shares of Meston Lake Resources Inc., shall be entitled to receive, and the Corporation shall pay or cause to be paid to such holder, the Redemption Amount, only upon presentation and surrender by such holder to Montreal Trust at its principal offices in Toronto, Calgary, Montreal and Vancouver of the certificates representing all of the Subordinate Voting Shares of Meston Lake Resources Inc. held by such holder as were exchanged upon the Meston Amalgamation into Redeemable Retractable Preference Shares. On or after the redemption of any such Redeemable Retractable Preference Shares, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, other than the right to receive payment, without interest, of the Redemption Amount or as provided in section D(c)(iii) below or as provided for in the Act, unless payment of the Redemption Amount shall not be made in accordance with the foregoing provisions, in which case the rights of such shareholder shall remain unaffected.

(iii) The Corporation shall have the right, at any time on or after the Redemption Date, to deposit the Redemption Amount for such of the Redeemable Retractable Preference Shares registered to shareholders who have not at the date of such deposit presented and surrendered to Montreal Trust certificates representing all of their Subordinate Voting Shares of Meston Lake Resources Inc. which upon the Meston Amalgamation were exchanged into Redeemable Retractable Preference Shares, in a special account with Montreal Trust to be paid without interest to or to the order of the respective holders of such Redeemable Retractable Preference Shares upon presentation and surrender by them, respectively, to Montreal Trust of their respective share certificates to be so presented and surrendered. Any interest allowed on any such deposit shall belong to the Corporation. Upon such deposit being made or upon the Redemption Date (whichever is later) the Redeemable Retractable Preference Shares in respect of which such deposit is made shall be deemed to be redeemed and the rights of their holders shall be limited to receiving out of the monies so deposited, without interest, the Redemption Amount applicable to their respective Redeemable Retractable Preference Shares upon surrender of the certificates representing all of the Subordinate Voting Shares of Meston Lake Resources Inc, held by such holder as were exchanged upon the Meston Amalgamation into Redeemable Retractable Preference Shares.

(iv) Redemption monies that are represented by a cheque which has not been presented to the bankers of the Corporation for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in section D(c)(iii) above) for a period of six years commencing on the Redemption Date shall be forfeited to the Corporation.

(d)    Retraction

       Subject to the provisions of the Act, the Corporation shall, if requested by any holder of Redeemable Retractable Preference Shares, redeem at any time after the Redemption Date such number of Redeemable Retractable Preference Shares held by such holder as such holder shall request to be so purchased at the Redemption Amount. Payment of the Redemption Amount for the Redeemable Retractable Preference Shares to be redeemed shall be made upon presentation and surrender to Montreal Trust at its principal office in Toronto, Ontario the certificates representing all of the Subordinate Voting Shares of Meston Lake Resources Inc. held by such holder as were exchanged upon the Meston Amalgamation into Redeemable Retractable Preference Shares.

(e)    Purchase for Cancellation

       Subject to the provisions of the Act, the Corporation may purchase for cancellation at any time in the open market, by tender or by private contract, any portion of the outstanding Redeemable Retractable Preference Shares at the lowest price at which, in the opinion of the board of directors of the Corporation, such shares are obtainable not exceeding an amount equal to the Redemption Amount plus costs of purchase. If upon any invitation for tenders under the provisions of this paragraph more Redeemable Retractable Preference Shares are tendered than the Corporation is willing to purchase at a price or prices acceptable to the Corporation, the Corporation shall accept the tenders submitted at the lowest price and as required the next progressively higher prices until the Corporation has accepted tenders for the aggregate number of shares it is prepared to purchase for cancellation and, if more shares are tendered at any price than the Corporation is prepared to purchase, the shares tendered at that price shall be purchased as nearly as may be pro rata (disregarding fractions).

(f)    Non-Voting

       The holders of the Redeemable Retractable Preference Shares shall not be entitled as such (except as otherwise provided by the Act) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

(g)    Final Participation

       If the Corporation is liquidated, wound up or dissolved or otherwise distributes its property voluntarily or involuntarily among the shareholders for the purpose of winding up its affairs, the holders of the Redeemable Retractable Preference Shares shall be entitled to receive the Redemption Amount for each Redeemable Retractable Preference Share held, before any distribution to the holders of any shares ranking junior to the Redeemable Retractable Preference Shares. The holders of the Redeemable Retractable Preference Shares shall not share further in the distribution or the property of the Corporation.

(h)    Amendments

       As long as there are Redeemable Retractable Preference Shares outstanding, the Corporation may not, except with the approval of the holders of the Redeemable Retractable Preference Shares, repeal, amend or otherwise change the particular rights, privileges, restrictions and conditions attached to the Redeemable Retractable Preference Shares. Approval of the holders of Redeemable Retractable Preference Shares shall be deemed to be validly given if contained in (a) a resolution adopted by at least 66 2/3 % of the votes cast at a meeting of the holders of the Redeemable Retractable Preference Shares held for that purpose, at which meeting each holder shall be entitled to one (1) vote for each Redeemable Retractable Preference Share held, or (b) a written instrument signed by the holders of all of the Redeemable Retractable Preference Shares then outstanding. Any approval given in such a manner shall be binding on all the holders of the Redeemable Retractable Preference Shares.